Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Commvault Announces Fiscal 2025 Third Quarter Financial Results

Tinton Falls, N.J. – January 28, 2025 – Commvault [Nasdaq: CVLT] today announced its financial results for the fiscal third quarter ended December 31, 2024.

“Once again, Commvault has delivered a record-breaking quarter with accelerating revenue growth,” said Sanjay Mirchandani, President and CEO, Commvault. “Our innovative approach to cyber resilience continues to win large net-new accounts and fuel our expansion business. As we look to the future, we believe our unified platform which enables customers to anticipate, prepare for, and recover from inevitable attacks will be more critical than ever.”

Fiscal 2025 Third Quarter Highlights -
•Total revenues were $262.6 million, up 21% year over year
•Total annualized recurring revenue (ARR)1 grew to $890 million, up 18% year over year, or 21% on a constant currency basis2
•Subscription revenue was $158.3 million, up 39% year over year
•Subscription ARR1 grew to $734 million, up 29% year over year, or 32% on a constant currency basis2
•Income from operations (EBIT) was $13.6 million, an operating margin of 5.2%
•Non-GAAP EBIT3 was $54.6 million, an operating margin of 20.8%
•Operating cash flow was $30.1 million, with free cash flow3 of $29.9 million
•Third quarter share repurchases were $31.9 million, or approximately 200,000 shares of common stock

Notes are contained on the last page of this Press Release.

Financial Outlook for Fourth Quarter and Full Year Fiscal 20254 -
We are providing the following guidance for the fourth quarter of fiscal year 2025:
•Total revenues are expected to be between $260 million and $264 million
•Subscription revenue is expected to be between $160 million and $164 million
•Non-GAAP operating margin3 is expected to be between 20% and 21%

We are providing the following updated guidance for the full fiscal year 2025:
•Total revenues are expected to be between $980 million and $985 million
•Total ARR1 is expected to grow between 19% and 20% year over year
•Subscription revenue is expected to be between $575 million and $580 million
•Subscription ARR1 is expected to grow between 28% and 30% year over year
•Non-GAAP operating margin3 is expected to be between 20% and 21%
•Free cash flow3 is expected to be between $170 million and $200 million
The above statements are based on the incorporation of actual third quarter results and current targets. These statements are forward-looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, January 28, 2025 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "News & Events" section of Commvault's website at ir.commvault.com under the "Investor Events" heading. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations keep data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere—at the lowest TCO.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Notes are contained on the last page of this Press Release.

Revenue Overview
($ in thousands)

	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25
Revenue Summary:
Subscription	$114,247	$119,873	$124,080	$134,038	$158,321
Perpetual license	14,874	15,196	13,736	10,522	16,423
Customer support	76,812	77,025	76,288	77,688	77,078
Other services	10,875	11,198	10,568	11,030	10,808
Total revenues	$216,808	$223,292	$224,672	$233,278	$262,630

	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25
Y/Y Growth:
Subscription	31%	27%	28%	37%	39%
Perpetual license	(25)%	(13)%	4%	(27)%	10%
Customer support	(1)%	—%	(1)%	1%	—%
Other services	6%	(20)%	(2)%	(7)%	(1)%
Total revenues	11%	10%	13%	16%	21%

Constant Currency
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Subscription	Perpetual license	Customer support	Other services	Total
Q3'24 Revenue as Reported (GAAP)	$114,247	$14,874	$76,812	$10,875	$216,808
Q3'25 Revenue as Reported (GAAP)	$158,321	$16,423	$77,078	$10,808	$262,630
% Change Y/Y (GAAP)	39%	10%	—%	(1)%	21%
Constant Currency Impact	$954	$128	$85	$386	$1,553
% Change Y/Y Constant Currency	39%	11%	—%	3%	22%

Revenues by Geography
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q3'24		Q4'24		Q1'25		Q2'25		Q3'25
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$125,052	16%	$131,069	7%	$138,725	14%	$144,408	20%	$155,435	24%
International	91,756	6%	92,223	14%	85,947	13%	88,870	10%	107,195	17%
Total revenues	$216,808	11%	$223,292	10%	$224,672	13%	$233,278	16%	$262,630	21%

Total ARR and Subscription ARR1
($ in thousands)

	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25
Total ARR[1]	$752,480	$769,946	$802,709	$853,265	$889,628
Subscription ARR[1]	$571,125	$596,667	$635,910	$687,050	$734,212

Income from Operations (EBIT)
•Income from operations (EBIT) was $13.6 million, an operating margin of 5.2%
•Non-GAAP EBIT3 was $54.6 million, an operating margin of 20.8%

GAAP and Non-GAAP Net Income3
•GAAP net income was $11.0 million, or $0.24 per diluted share
•Non-GAAP net income3 was $42.6 million, or $0.94 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $30.1 million in the third quarter
•As of December 31, 2024, ending cash and cash equivalents was approximately $243.6 million
•During the third quarter, Commvault repurchased $31.9 million, or approximately 200,000 shares, of common stock at an average share price of approximately $160.07 per share

Notes are contained on the last page of this Press Release.

Table I
Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Subscription	$158,321	$114,247	$416,439	$309,294
Perpetual license	16,423	14,874	40,681	42,417
Customer support	77,078	76,812	231,054	230,746
Other services	10,808	10,875	32,406	33,498
Total revenues	262,630	216,808	720,580	615,955
Cost of revenues:
Subscription	26,026	15,914	63,098	42,920
Perpetual license	410	798	1,188	1,852
Customer support	14,360	15,091	43,934	44,946
Other services	7,823	7,258	23,049	22,746
Total cost of revenues	48,619	39,061	131,269	112,464
Gross margin	214,011	177,747	589,311	503,491
Operating expenses:
Sales and marketing	116,068	91,697	313,965	260,536
Research and development	40,010	34,392	106,953	97,084
General and administrative	35,133	29,098	100,101	84,059
Restructuring	3,969	—	9,214	—
Change in contingent consideration	2,486	—	2,486	—
Depreciation and amortization	2,730	1,509	6,671	4,647
Impairment charges	—	—	2,910	—
Total operating expenses	200,396	156,696	542,300	446,326
Income from operations	13,615	21,051	47,011	57,165
Interest income	1,564	1,381	5,098	3,530
Interest expense	(104)	(103)	(313)	(311)
Other income (expense), net	31	(13)	624	174
Income before income taxes	15,106	22,316	52,420	60,558
Income tax expense	4,085	5,176	7,307	17,772
Net income	$11,021	$17,140	$45,113	$42,786
Net income per common share:
Basic	$0.25	$0.39	$1.03	$0.97
Diluted	$0.24	$0.38	$1.00	$0.95
Weighted average common shares outstanding:
Basic	43,889	43,862	43,779	43,956
Diluted	45,184	44,799	45,177	45,020

Table II
Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$243,575	$312,754
Trade accounts receivable, net	271,363	222,683
Assets held for sale	34,770	38,680
Other current assets	27,025	21,009
Total current assets	576,733	595,126

Deferred tax assets, net	117,575	111,181
Property and equipment, net	7,273	7,961
Operating lease assets	10,907	10,545
Deferred commissions cost	67,839	62,837
Intangible assets, net	21,912	1,042
Goodwill	186,406	127,780
Other assets	35,111	27,441
Total assets	$1,023,756	$943,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88	$299
Accrued liabilities	128,957	117,244
Current portion of operating lease liabilities	4,970	4,935
Deferred revenue	377,723	362,450
Total current liabilities	511,738	484,928

Deferred revenue, less current portion	210,530	168,472
Deferred tax liabilities	3,344	1,717
Long-term operating lease liabilities	6,631	7,155
Other liabilities	3,664	3,556

Total stockholders’ equity	287,849	278,085
Total liabilities and stockholders’ equity	$1,023,756	$943,913

Table III
Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$11,021	$17,140	$45,113	$42,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,759	1,538	6,758	4,734
Noncash stock-based compensation	31,463	24,602	84,270	71,941
Noncash change in fair value of equity securities	167	13	32	(174)
Noncash change in fair value of contingent consideration	2,486	—	2,486	—
Noncash impairment charges	—	—	2,910	—
Noncash operating lease expense	1,378	1,655	4,326	4,246
Deferred income taxes	2,203	—	(6,280)	—
Amortization of deferred commissions cost	8,279	6,795	23,756	19,544
Changes in operating assets and liabilities:
Trade accounts receivable, net	(88,550)	(28,921)	(65,437)	(20,676)
Operating lease liabilities	(1,200)	(1,301)	(5,173)	(3,827)
Other current assets and Other assets	4,778	5,802	436	1,970
Deferred commissions cost	(12,112)	(7,980)	(29,532)	(20,541)
Accounts payable	(1,035)	76	(1,240)	108
Accrued liabilities	21,927	4,815	10,095	852
Deferred revenue	46,080	20,697	57,910	22,443
Other liabilities	502	(492)	(3)	407
Net cash provided by operating activities	30,146	44,439	130,427	123,813
Cash flows from investing activities
Purchase of property and equipment	(262)	(1,814)	(2,973)	(3,227)
Purchase of equity securities	(207)	(490)	(788)	(1,062)
Business combination, net of cash acquired	(44,909)	—	(65,909)	—
Net cash used in investing activities	(45,378)	(2,304)	(69,670)	(4,289)
Cash flows from financing activities
Repurchase of common stock	(31,899)	(51,298)	(135,194)	(133,655)
Proceeds from stock-based compensation plans	—	1,385	11,100	7,753
Net cash used in financing activities	(31,899)	(49,913)	(124,094)	(125,902)
Effects of exchange rate — changes in cash	(12,365)	8,801	(5,842)	2,910
Net increase (decrease) in cash and cash equivalents	(59,496)	1,023	(69,179)	(3,468)
Cash and cash equivalents at beginning of period	303,071	283,287	312,754	287,778
Cash and cash equivalents at end of period	$243,575	$284,310	$243,575	$284,310

Supplemental disclosures of noncash activities
Issuance of common stock for business combination	$—	$—	$4,900	$—
Operating lease liabilities arising from obtaining right-of-use assets	$220	$798	$4,687	$5,493

Table IV
Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$13,615	$21,051	$47,011	$57,165
Noncash stock-based compensation[5]	31,156	24,602	79,775	71,941
FICA and payroll tax expense related to stock-based compensation[6]	1,557	727	3,692	2,212
Restructuring[7]	3,969	—	9,214	—
Amortization of intangible assets[8]	1,383	312	2,529	938
Litigation settlement[9]	—	—	675	—
Business combination costs[10]	415	—	2,340	—
Noncash impairment charges[11]	—	—	2,910	—
Change in contingent consideration[12]	2,486	—	2,486	—
Non-GAAP income from operations	$54,581	$46,692	$150,632	$132,256

GAAP net income	$11,021	$17,140	$45,113	$42,786
Noncash stock-based compensation[5]	31,156	24,602	79,775	71,941
FICA and payroll tax expense related to stock-based compensation[6]	1,557	727	3,692	2,212
Restructuring[7]	3,969	—	9,214	—
Amortization of intangible assets[8]	1,383	312	2,529	938
Litigation settlement[9]	—	—	675	—
Business combination costs[10]	415	—	2,340	—
Noncash impairment charges[11]	—	—	2,910	—
Change in contingent consideration[12]	2,486	—	2,486	—
Non-GAAP provision for income taxes adjustment[13]	(9,373)	(7,772)	(30,143)	(18,853)
Non-GAAP net income	$42,614	$35,009	$118,591	$99,024

GAAP diluted earnings per share	$0.24	$0.38	$1.00	$0.95
Noncash stock-based compensation[5]	0.69	0.55	1.77	1.60
FICA and payroll tax expense related to stock-based compensation[6]	0.03	0.02	0.08	0.05
Restructuring[7]	0.09	—	0.20	—
Amortization of intangible assets[8]	0.03	0.01	0.06	0.02
Litigation settlement[9]	—	—	0.01	—
Business combination costs[10]	0.01	—	0.05	—
Noncash impairment charges[11]	—	—	0.06	—
Change in contingent consideration[12]	0.06	—	0.06	—
Non-GAAP provision for income taxes adjustment[13]	(0.21)	(0.18)	(0.66)	(0.42)
Non-GAAP diluted earnings per share	$0.94	$0.78	$2.63	$2.20
GAAP diluted weighted average shares outstanding	45,184	44,799	45,177	45,020

Notes are contained on the last page of this Press Release.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$30,146	$44,439	$130,427	$123,813
Purchase of property and equipment	(262)	(1,814)	(2,973)	(3,227)
Non-GAAP free cash flow	$29,884	$42,625	$127,454	$120,586

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR) and subscription ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Commvault believes that the use of these non-GAAP financial measures, when used as a supplement to GAAP financial measures, provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues, ARR, and subscription ARR on a constant currency basis. Commvault analyzes revenue growth, ARR, and subscription ARR on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, litigation settlement, business combination costs, noncash impairment charges, and the change in the estimated fair value of contingent consideration from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Cost of revenues	$1,465	$1,935	$4,420	$5,224
Sales and marketing	13,911	10,189	35,028	29,834
Research and development	7,084	5,451	17,803	16,183
General and administrative	8,696	7,027	22,524	20,700
Stock-based compensation expense	$31,156	$24,602	$79,775	$71,941

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 7.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents certain forward-looking non-GAAP metrics. Commvault cannot provide a reconciliation to the comparable GAAP metric without unreasonable efforts, as certain financial information, the probable significance of which may be material, is not available and cannot be reasonably estimated.

Notes
1.Annualized recurring revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term license contracts, SaaS and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term license contracts, SaaS and utility software arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.

ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis.

2.Constant currency amounts for ARR and subscription ARR are calculated using the foreign exchange spot rate from the prior year period and applying this rate to foreign-denominated results in the current corresponding period. Commvault analyzes ARR and subscription ARR on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. Investors are encouraged to review the reconciliations of the reported ARR and subscription ARR amounts to their respective constant currency amounts included in our "Q3'25 Earnings Presentation", which can be accessed under the "Financial Information" section of Commvault's website at ir.commvault.com.

3.A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

4.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Use of Non-GAAP Financial Measures” for additional explanation.

5.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 7.

6.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

7.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by the restructuring plan.

8.Represents noncash amortization of intangible assets.

9.During the first quarter of fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. Approximately $0.7 million was recorded in general and administrative expenses for the nine months ended December 31, 2024, and the remaining $0.8 million was incurred in a prior period that is not presented in the consolidated statements of operations.

10.During fiscal 2025, Commvault incurred costs related to the acquisitions of Appranix, Inc. and Clumio, Inc., including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

11.Represents noncash impairment charges of assets held for sale.

12.Represents the change in the estimated fair value of the contingent consideration arrangement related to the acquisition of Appranix, Inc.

13.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24% for fiscal 2025, and 27% for fiscal 2024. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.